Exhibit 2.6

AMENDMENT NO. 2 TO
ASSET PURCHASE AGREEMENT

This Amendment No. 2 to Asset Purchase Agreement (this "Amendment") is entered into on January 28, 2004, by and between LabOne, Inc., a Missouri corporation ("Buyer"), and THE HEALTH ALLIANCE OF GREATER CINCINNATI, (the "Seller") for itself and on behalf of The Christ Hospital ("TCH"), University Hospital, Inc. ("UH"), The St. Luke Hospitals, Inc. ("SLH"), Jewish Hospital Of Cincinnati, Inc. ("JHC") and The Fort Hamilton Hospital ("FHH") (TCH, UH, SLH, JHC and FHH shall be collectively referred to as the "Hospitals" and, Seller and Hospitals may individually be referred to herein as a "Selling Entity" and collectively referred to herein as the "Selling Entities") and on behalf of Jewish Health System, Inc. and Fort Hamilton Hospital Holding Company (sometimes individually referred to herein as a "Hospital Entity" and collectively referred to herein as the "Hospital Entities").

WHEREAS, the Buyer and the Selling Entities and the Hospital Entities are parties to that certain Asset Purchase Agreement dated November 28, 2003, and that certain Amendment No. 1 to Asset Purchase Agreement dated on or about December 31, 2003 ("Purchase Agreement");

WHEREAS, as of the Closing, the Selling Entities did not assign to Buyer an agreement with Anthem Blue Cross and Blue Shield ("Anthem"), which is a Major Managed Care Contract;

WHEREAS, since the Closing, Buyer has entered into an agreement with Anthem, and such agreement is a Replacement Managed Care Contract;

WHEREAS, the Parties acknowledge that Buyer has provided the Selling Entities with certain information with regard to Buyer's agreement with Anthem;

WHEREAS, the Parties acknowledge that the Selling Entities have provided Buyer with certain information with respect to the Inventory Value;

WHEREAS, in consideration for the Additional Payment (as defined herein), the Parties desire to waive their respective rights to a Post-Closing Adjustment for Major Managed Care Contracts and a Post-Closing Adjustment for Inventory by adjusting the Purchase Price as described herein;

WHEREAS, the Buyer and the Selling Entities and Hospital Entities desire to amend the Purchase Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, pursuant to Section 12(i) of the Purchase Agreement, the Parties agree to amend the Purchase Agreement as follows:

1. The foregoing Recitals are hereby incorporated by this reference.

2. In consideration of each party waiving its respective rights to a Post-Closing Adjustment for Major Managed Care Contracts and a Post-Closing Adjustment for Inventory, Buyer shall pay the Selling Entities an amount equal to Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000)(the "Additional Payment"). The Additional Payment shall be paid by Buyer to Seller by wire transfer or delivery of immediately available funds within one (1) business day following the date of this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.

LABONE, INC.

By: John W. McCarty
Name: John W. McCarty
Title: Executive Vice President & Chief Financial Officer

THE HEALTH ALLIANCE OF GREATER CINCINNATI
(for itself and on behalf of The Christ Hospital, University Hospital, Inc., The St. Luke Hospitals, Inc., Jewish Hospital Of Cincinnati, Inc., The Fort Hamilton Hospital, Jewish Health System, Inc. and Fort Hamilton Hospital Holding Company)

By: Ronald Long
Ronald Long, Executive Vice President and Chief Financial Officer

THE CHRIST HOSPITAL
By: The Health Alliance of Greater Cincinnati

By: Ronald Long
Ronald Long, Executive Vice President and Chief Financial Officer

UNIVERSITY HOSPITAL, INC.
By: The Health Alliance of Greater Cincinnati

By: Ronald Long
Ronald Long, Executive Vice President and Chief Financial Officer

THE ST. LUKE HOSPITALS, INC.
By: The Health Alliance of Greater Cincinnati

By: Ronald Long
Ronald Long, Executive Vice President and Chief Financial Officer

THE JEWISH HOSPITAL OF CINCINNATI, INC.
By: The Health Alliance of Greater Cincinnati

By: Ronald Long
Ronald Long, Executive Vice President and Chief Financial Officer

THE FORT HAMILTON HOSPITAL
By: The Health Alliance of Greater Cincinnati

By: Ronald Long
Ronald Long, Executive Vice President and Chief Financial Officer

JEWISH HEALTH SYSTEM, INC.
By: The Health Alliance of Greater Cincinnati

By: Ronald Long
Ronald Long, Executive Vice President and Chief Financial Officer

FORT HAMILTON HOSPITAL HOLDING COMPANY
By: The Health Alliance of Greater Cincinnati

By: Ronald Long
Ronald Long, Executive Vice President and Chief Financial Officer